Exhibit 99.1

News Release

AstroNova Reports Fiscal 2025 Second Quarter Financial Results

Company to host conference call at 9:30 a.m. ET today

•	Revenue of $40.5 million, up 14.1% year over year

•	Gross margin of 35.3%, up 800 basis points year over year; non-GAAP gross margin of 35.6%, unchanged year over year

•	Operating income of $1.1 million; non-GAAP operating income of $2.2 million

•	Net loss per share of $(0.04) vs. $(0.22) in the second quarter of fiscal year 2024; non-GAAP diluted earnings per share of $0.08 vs. $0.15 in the second quarter of fiscal 2024

•	Adjusted EBITDA of $3.9 million, up 5.3% year over year

West Warwick, R.I., September 16, 2024 – AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced financial results for its fiscal 2025 second quarter ended August 3, 2024.

CEO Commentary

“We demonstrated the resilience of our Product Identification (PI) and Test & Measurement (T&M) segments during a second quarter in which we began shipping a previously delayed order and benefited from the resolution of supply chain shortages,” said Greg Woods, AstroNova’s President and Chief Executive Officer. “In PI, total revenue increased more than 5% year-over-year and more than 17% sequentially, driven primarily by organic growth. T&M revenue grew 37% sequentially and year-over-year, reflecting continued momentum from our Aerospace product line.

“During the quarter we began the process of integrating our May acquisition of MTEX NS. Because MTEX was an entrepreneurial, private company, the integration got off to a slow start in the quarter, generating revenue of only $0.8 million and an operating loss of $1.4 million. We expect it to take through the remainder of fiscal 2025 to transition MTEX’s systems, processes and business tools to those of the AstroNova Operating System,” Woods said. “We remain excited about MTEX’s core strengths, including its engineering and manufacturing capabilities and especially its game-changing ink and printhead technologies. In the coming months we will be devoting additional resources to integrating that technology into more of our Product Identification products. Buoyed by several large tradeshows since the acquisition, MTEX has built a strong product backlog that we expect to begin shipping in the third and fourth quarters, which will enable the business to meet our target revenue contribution of $8 million to $10 million for full-year fiscal 2025.”

Business Outlook

“Looking ahead, we are optimistic about our growth prospects,” Woods continued. “We are well-positioned to continue driving organic growth, supported by our commitment to delivering innovative, high-margin products while maintaining strong cost controls. We anticipate achieving our fiscal year targets for revenue growth. As a result of the MTEX integration, we have reduced our consolidated FY 2025 Adjusted EBITDA margin estimate to a range of 9% to 10% and expect to be within the range of 13% to 14% in fiscal 2026.”

Q2 FY 2025 Financial Results

	GAAP			Non-GAAP
($ in thousands except per share data)	Q2 FY25	Q2 FY24	YoY	Q2 FY25	Q2 FY24	YoY
Revenue	$40,539	$35,524	14.1%
Gross Profit	$14,326	$9,710	47.5%	$14,446	$12,659	14.1%
Gross Margin	35.3%	27.3%	800 pts	35.6%	35.6%	—
Operating Margin	2.6%	(3.4%)	600 pts	5.5%	6.5%	(100 pts )
Net (Loss) Income	$(311)	$(1,617)	—	$572	$1,089	(47.5%)
Net (Loss) Income Per Common Share	$(0.04)	$(0.22)	—	$0.08	$0.15	(46.7%)

See reconciliation tables GAAP to Non-GAAP reconciliations.

Adjusted EBITDA was $3.9 million for the second quarter of fiscal 2025, compared with $3.7 million in the comparable period of fiscal 2024. Adjusted EBITDA for the fiscal 2025 period excludes the impact of $1.7 million in costs related to stock-based compensation, CFO transition and MTEX acquisition-related expenses. Adjusted EBITDA for the fiscal 2024 period excludes the impact of stock-based compensation, retrofit and restructuring costs of $3.9 million.

Bookings for the second quarter of fiscal 2025 were $35.8 million compared with $30.1 million in the second quarter of fiscal 2024. Bookings were primarily higher in the Test and Measurement segment.

Backlog as of August 3, 2024, was $29.9 million, compared with $31.6 million at the end of the first quarter of fiscal 2025, as some shipments delayed in the first quarter were shipped in the second quarter.

Q2 FY 2025 Operating Segment Results

Product Identification

PI segment revenue was $27.2 million in the second quarter of fiscal 2025, compared with $25.8 million in the second quarter of 2024, reflecting organic growth and the addition of MTEX NS. Segment operating profit was $2.3 million, or 8.6% of revenue, compared with a segment operating loss of $461,000, or (1.8%) of revenue, in the same period last year. Excluding the results of MTEX in fiscal 2025 and certain expenses in both periods (see reconciliation tables below for GAAP reconciliation), non-GAAP operating profit was $3.6 million, or 13.7% of revenue in the fiscal 2025 period, compared with non-GAAP operating profit of $3.0 million, or 11.5% of revenue, in the same period of fiscal 2024.

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Test & Measurement

Test & Measurement (T&M) segment revenue was $13.4 million in the second quarter of fiscal 2025, compared with $9.7 million in the same period of fiscal 2024, representing a 37.2% increase. Segment operating profit was $3.8 million, or 28.7% of revenue, in the second quarter of fiscal 2025 compared with $1.9 million, or 19.7% of revenue, in the second quarter of fiscal 2024. This improvement reflected higher revenue and $1.3 million in revenue and $1.0 million in operating profit related to non-recurring items.

Earnings Conference Call Information

AstroNova will discuss its fiscal 2025 second quarter financial results in an investor conference call at 9:30 a.m. ET today. To access the conference call, please dial (833) 470-1428 (U.S. and Canada) or (404) 975-4839 (International) approximately 10 minutes prior to the start time and enter access code 381674. A real-time and an archived audio webcast of the call will be available through the “Investors” section of the AstroNova website, https://investors.astronovainc.com.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the non-GAAP financial measures non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income (loss) per common share and Adjusted EBITDA. AstroNova believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a non-GAAP basis. AstroNova’s management uses these non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation table included in this news release for a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures for the three months ended August 3, 2024, and July 29, 2023.

AstroNova has not reconciled the forward-looking Adjusted EBITDA growth percentage included in its 2025 financial targets and outlook to the most directly comparable forward-looking GAAP measure because this cannot be done without unreasonable effort due to the lack of predictability regarding cost of sales, operating expenses, depreciation and amortization, and stock-based compensation. The impact of any of these items, individually or in the aggregate, may be significant.

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About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes, and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Test and Measurement segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry production monitoring, power, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that we may not be able to realize the expected synergies from our acquisition of MTEX NS, (ii) the risk that apparent improvements in the Aerospace sector may not continue, (iii) the risk that supply chain issues may persist longer than we expect, (iv) the risk that we may not be able to incorporate customer-requested design enhancements into our products on the timeframe that we expect or at all, (v) the risk that we may not be able to ship delayed hardware items on the timeline we expect or at all ,and (vi) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contact:

Scott Solomon

Senior Vice President

Sharon Merrill Advisors

(857) 383-2409

ALOT@investorrelations.com

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ASTRONOVA, INC.

Condensed Consolidated Statements of Income

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended
	August 3, 2024	July 29, 2023
Net Revenue	$40,539	$35,524
Cost of Revenue	26,213	25,814

Gross Profit	14,326	9,710
Total Gross Profit Margin	35.3%	27.3%
Operating Expenses:
Selling & Marketing	6,732	6,697
Research & Development	1,412	1,557
General & Administrative	5,121	2,654

Total Operating Expenses	13,265	10,908
Operating Income (Loss)	1,061	(1,198)
Total Operating Margin	2.6%	(3.4)%
Other Expense, net	1,111	809

Income (Loss) Before Taxes	(50)	(2,007)
Income Tax Provision (Benefit)	261	(390)

Net Income (Loss)	$(311)	$(1,617)

Net Income (Loss) per Common Share - Basic	$(0.04)	$(0.22)

Net Income (Loss) per Common Share - Diluted	$(0.04)	$(0.22)

Weighted Average Number of Common Shares - Basic	7,516	7,420
Weighted Average Number of Common Shares - Diluted	7,516	7,420

	Six Months Ended
	August 3, 2024	July 29, 2023
Net Revenue	$73,500	$70,943
Cost of Revenue	47,202	48,847

Gross Profit	26,298	22,096
Total Gross Profit Margin	35.8%	31.1%
Operating Expenses:
Selling & Marketing	12,388	12,707
Research & Development	3,015	3,345
General & Administrative	8,488	5,780

Total Operating Expenses	23,891	21,832
Operating Income	2,407	264
Total Operating Margin	3.3%	0.4%
Other Expense, net	1,711	1,244

Income (Loss) Before Taxes	696	(980)
Income Tax Provision (Benefit)	(173)	(211)

Net Income (Loss)	$869	$(769)

Net Income (Loss) per Common Share - Basic	$0.12	$(0.10)

Net Income (Loss) per Common Share - Diluted	$0.11	$(0.10)

Weighted Average Number of Common Shares - Basic	7,489	7,396
Weighted Average Number of Common Shares - Diluted	7,617	7,396

ASTRONOVA, INC.

Consolidated Balance Sheets

In Thousands

(Unaudited)

	August 3, 2024	January 31, 2024
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$4,824	$4,527
Accounts Receivable, net	23,450	23,056
Inventories, net	50,569	46,371
Prepaid Expenses and Other Current Assets	4,218	2,720

Total Current Assets	83,061	76,674
PROPERTY, PLANT AND EQUIPMENT	69,215	57,046
Less Accumulated Depreciation	(50,465)	(42,861)

Property, Plant and Equipment, net	18,750	14,185
OTHER ASSETS
Intangible Assets, net	27,314	18,836
Goodwill	25,368	14,633
Deferred Tax Assets	10,854	6,882
Right of Use Asset	1,920	603
Other Assets	1,750	1,438

TOTAL ASSETS	$169,017	$133,251

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$10,456	$8,068
Accrued Compensation	3,577	2,923
Other Liabilities and Accrued Expenses	4,369	2,706
Revolving Line of Credit	13,354	8,900
Current Portion of Long-Term Debt	6,513	2,842
Short-Term Debt	3,092	—
Current Portion of Royalty Obligation	1,575	1,700
Current Liability – Excess Royalty Payment Due	798	935
Income Taxes Payable	—	349
Deferred Revenue	785	1,338

Total Current Liabilities	44,519	29,761
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	22,675	10,050
Royalty Obligation, net of current portion	1,663	2,093
Lease Liability, net of current portion	1,633	415
Grant Deferred Revenue	1,476	—
Contingent Liability Earn Out	1,629	—
Income Tax Payables	551	551
Deferred Tax Liabilities	3,121	99

TOTAL LIABILITIES	77,267	42,969
SHAREHOLDERS’ EQUITY
Common Stock	546	541
Additional Paid-in Capital	63,563	62,684
Retained Earnings	64,739	63,869
Treasury Stock	(35,025)	(34,593)
Accumulated Other Comprehensive Loss, net of tax	(2,073)	(2,219)

TOTAL SHAREHOLDERS’ EQUITY	91,750	90,282

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$169,017	$133,251

ASTRONOVA, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(Unaudited)

	Six Months Ended
	August 3, 2024	July 29, 2023
Cash Flows from Operating Activities:
Net Income (Loss)	$869	$(769)
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	2,216	2,144
Amortization of Debt Issuance Costs	14	11
Share-Based Compensation	806	754
Restructuring - non-cash	—	2,040
Changes in Assets and Liabilities, net of impact of acquisition:
Accounts Receivable	3,612	3,612
Inventories	(384)	283
Income Taxes	(721)	(1,461)
Accounts Payable and Accrued Expenses	2,409	(2,267)
Deferred Revenue	(619)	—
Other	(1,136)	371

Net Cash Provided by Operating Activities	7,066	4,718
Cash Flows from Investing Activities:
Purchases of Property, Plant and Equipment	(830)	(494)
Cash Paid for MTEX Acquisition, net of cash acquired	(20,729)	—

Net Cash Provided (Used) for Investing Activities	(21,559)	(494)
Cash Flows from Financing Activities:
Net Cash Proceeds from Employee Stock Option Plans	13	71
Net Cash Proceeds from Share Purchases under Employee Stock Purchase Plan	65	54
Net Cash Used for Payment of Taxes Related to Vested Restricted Stock	(432)	(350)
Borrowings under Revolving Credit Facility	3,912	—
Repayment under Revolving Credit Facility	—	(2,000)
Proceeds from Long-Term Debt Borrowings	15,078	—
Payment of Minimum Guarantee Royalty Obligation	(750)	(875)
Principal Payments of Long-Term Debt	(3,274)	(750)
Payments of Debt Issuance Costs	(35)	—

Net Cash Provided (Used) for Financing Activities	14,577	(3,850)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	213	210

Net Increase in Cash and Cash Equivalents	297	584
Cash and Cash Equivalents, Beginning of Period	4,527	3,946

Cash and Cash Equivalents, End of Period	$4,824	$4,530

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Cash Paid During the Period for Interest	$1,008	$1,184
Cash Paid During the Period for Income Taxes, net of refunds	$540	$1,264
Non-Cash Transactions:
Capital Lease Obtained in Exchange for Capital Lease Liabilities	$1,455	$—

ASTRONOVA, INC.

Revenue and Segment Operating Profit

In Thousands

(Unaudited)

	Revenue		Segment Operating Profit
	Three Months Ended		Three Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Product Identification	$27,165	$25,777	$2,348	$(461)
Test & Measurement	13,374	9,747	3,834	1,917

Total	$40,539	$35,524	6,182	1,456

Corporate Expenses			5,121	2,654

Operating Income (Loss)			1,061	(1,198)
Other Expense, net			1,111	809

Income (Loss) Before Income Taxes			(50)	(2,007)
Income Tax Provision (Benefit)			261	(390)

Net Income (Loss)			$(311)	$(1,617)

	Revenue		Segment Operating Profit
	Six Months Ended		Six Months Ended
	August 3, 2024	July 29, 2023	August 3, 2024	July 29, 2023
Product Identification	$50,350	$50,872	$5,340	$2,055
Test & Measurement	23,150	20,071	5,555	3,989

Total	$73,500	$70,943	10,895	6,044

Corporate Expenses			8,488	5,780

Operating Income			2,407	264
Other Expense, net			1,711	1,244

Income (Loss) Before Income Taxes			696	(980)
Income Tax Provision (Benefit)			(173)	(211)

Net Income (Loss)			$869	$(769)

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Items

In Thousands Except for Per Share Data

(Unaudited)

	Three Months Ended
	August 3, 2024	July 29, 2023
Gross Profit	$14,326	$9,710
Inventory Step-Up	120	—
Restructuring Charges	—	2,096
Product Retrofit Costs	—	852

Non-GAAP Gross Profit	$14,446	$12,658

Operating Expenses	$13,265	$10,908
MTEX-related Acquisition Expenses	(625)	—
CFO Transition Costs	(432)	—
Restructuring Charges	—	(555)

Non-GAAP Operating Expenses	$12,208	$10,353

Operating Income (Loss)	$1,061	$(1,198)
MTEX-related Acquisition Expenses	625	—
CFO Transition Costs	432	—
Inventory Step-Up	120	—
Restructuring Charges	—	2,651
Product Retrofit Costs	—	852

Non-GAAP Operating Income	$2,238	$2,305

Net Income (Loss)	$(311)	$(1,617)
MTEX-related Acquisition Expenses, net	470	—
CFO Transition Costs, net	328	—
Inventory Step-Up, net	85	—
Restructuring Charges, net	—	2,048
Product Retrofit Costs, net	—	658

Non-GAAP Net Income	$572	$1,089

Diluted Earnings (Loss) Per Share	$(0.04)	$(0.22)
MTEX-related Acquisition Expenses	0.06	—
CFO Transition Costs	0.05	—
Inventory Step-Up	0.01	—
Restructuring Charges	—	0.28
Product Retrofit Costs	—	0.09

Non-GAAP Diluted Earnings (Loss) Per Share	$0.08	$0.15

	Six Months Ended
	August 3, 2024	July 29, 2023
Gross Profit	$26,298	$22,096
Inventory Step-Up	120	—
Restructuring Charges	—	2,096
Product Retrofit Costs	—	852

Non-GAAP Gross Profit	$26,418	$25,044

Operating Expenses	$23,891	$21,832
MTEX-related Acquisition Expenses	(625)	—
CFO Transition Costs	(432)	—
Restructuring Charges	—	(555)

Non-GAAP Operating Expenses	$22,834	$21,277

Operating Income	$2,407	$264
MTEX-related Acquisition Expenses	625	—
CFO Transition Costs	432	—
Inventory Step-Up	120	—
Restructuring Charges	—	2,651
Product Retrofit Costs	—	852

Non-GAAP Operating Income	$3,584	$3,767

Net Income (Loss)	$869	$(769)
MTEX-related Acquisition Expenses, net	470	—
CFO Transition Costs, net	328	—
Inventory Step-Up, net	85	—
Restructuring Charges, net	—	2,048
Product Retrofit Costs, net	—	658

Non-GAAP Net Income	$1,752	$1,937

Diluted Earnings (Loss) Per Share	$0.11	$(0.10)
MTEX-related Acquisition Expenses	0.06	—
CFO Transition Costs	0.05	—
Inventory Step-Up	0.01	—
Restructuring Charges	—	0.28
Product Retrofit Costs	—	0.09

Non-GAAP Diluted Earnings Per Share	$0.23	$0.27

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Items for PI Segment

Amounts in Thousands

(Unaudited)

	Q2 FY25					Q2 FY24
	Total PI Segment as Reported	MTEX As Reported	Inventory Step Up	Adj MTEX (Non Gaap)	PI Excluding MTEX (Non Gaap)	Total PI Segment as Reported	Restructuring and Product Retrofit Adjustments	Total PI Segment (Non Gaap)
Sales	$27,165	$768	$—	$768	$26,397	$25,777	$—	$25,777
Cost of Revenue	18,544	836	(120)	716	17,828	19,487	(2,948)	16,539

Gross Profit	8,621	(68)	120	52	8,569	6,290	2,948	9,238
Operating Expenses	6,273	1,328	—	1,328	4,945	6,751	(472)	6,279

Segment Operating Profit	$2,348	$(1,396)	$120	$(1,276)	$3,624	$(461)	$3,420	$2,959

ASTRONOVA, INC.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

Amounts In Thousands

(Unaudited)

	Three Months Ended
	August 3, 2024	July 29, 2023
Net Income (Loss)	$(311)	$(1,617)
Interest Expense	938	674
Income Tax Expense (Benefit)	261	(390)
Depreciation & Amortization	1,305	1,089

EBITDA	$2,193	$(244)

Share-Based Compensation	481	398
MTEX-related Acquisition Expenses	625	—
CFO Transition Costs	432	—
Inventory Step-Up	120	—
Restructuring Charges	—	2,651
Product Retrofit Costs	—	852

Adjusted EBITDA	$3,851	$3,657

	Six Months Ended
	August 3, 2024	July 29, 2023
Net Income (Loss)	$869	$(769)
Interest Expense	1,419	1,289
Income Tax Expense (Benefit)	(173)	(211)
Depreciation & Amortization	2,216	2,144

EBITDA	$4,331	$2,453

Share-Based Compensation	806	754
MTEX-related Acquisition Expenses	625	—
CFO Transition Costs	432	—
Inventory Step-Up	120	—
Restructuring Charges	—	2,651
Product Retrofit Costs	—	852

Adjusted EBITDA	$6,314	$6,710

ASTRONOVA, INC.

Reconciliation of Segment Operating Income (Loss) to Non-GAAP Operating Income

Amounts In Thousands

(Unaudited)

	Three Months Ended
	Product Identification	August 3, 2024 Test & Measurement	Total	Product Identification	July 29, 2023 Test & Measurement	Total
Segment Operating Profit (Loss)	$2,348	$3,834	$6,182	$(461)	$1,917	$1,456
Inventory Step-Up	120	—	120	—	—	—
Restructuring Charges	—	—	—	2,568	—	2,568
Product Retrofit Costs	—	—	—	852	—	852

Non-GAAP - Segment Operating Profit	$2,468	$3,834	$6,302	$2,959	$1,917	$4,876

	Six Months Ended
	Product Identification	August 3, 2024 Test & Measurement	Total	Product Identification	July 29, 2023 Test & Measurement	Total
Segment Operating Profit	$5,340	$5,555	$10,895	$2,055	$3,989	$6,044
Inventory Step-Up	120	—	120	—	—	—
Restructuring Charges	—	—	—	2,568	—	2,568
Product Retrofit Costs	—	—	—	852	—	852

Non-GAAP - Segment Operating Profit	$5,460	$5,555	$11,015	$5,475	$3,989	$9,464